EXHIBIT 11

                          CONSENT OF DELOITTE & TOUCHE

EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

American Skandia Trust:

     We consent to the use in Post-Effective Amendment No. 23 to Registration Statement No. 33-24962 of our report dated February 7, 1997 appearing in the Statement of Additional Information which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlight s" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deliotte & Touche LLP
DELOITTE & TOUCHE LLP
Princeton, New Jersey
October 6, 1997